As filed with the Securities and Exchange Commission on April 2, 2015
Registration No. 333-185470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3670	27-0016420
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Micronet Enertec Technologies, Inc.
28 West Grand Avenue, Suite 3
Montvale, NJ 07645
201-225-0190
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Lucatz
President and Chief Executive Officer
Micronet Enertec Technologies, Inc.
28 West Grand Avenue, Suite 3
Montvale, NJ 07645
201-225-0190
(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Guy Eyal, Adv.	Oded Har-Even, Esq.
Hermann, Makov & Co., Advocates	Shy S. Baranov, Esq.
7 Begin Street, 21st Floor	Zysman, Aharoni, Gayer and
Ramat Gan 52521, Israel	Sullivan & Worcester LLP
Telephone: (972)-3-6114210	1633 Broadway
Facsimile: (972)-3-6114220	New York, New York 10019
Telephone: (212) 660-5000
Facsimile: (212) 660-3001

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the registration statement on Form S-1 (File No. 333-185470) (the “Registration Statement”) of Micronet Enertec Technologies, Inc. (“our” or the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2015. The Registration Statement was originally declared effective by the SEC on April 23, 2013. The Registration Statement originally covered (i) a primary offering (the “Offering”) of 1,620,000 shares of common stock, $0.001 par value per share (“Common Stock”) and warrants to purchase 931,500 shares of Common Stock at an exercise price of $6.25 per share, including warrants purchased pursuant to the underwriters’ overallotment option, and (ii) the offering of warrants to purchase 81,000 shares of Common Stock at an exercise price of $6.25 that were issued to the underwriters in the Offering. The Registration Statement now covers the sale of the shares of our Common Stock issuable from time to time upon exercise of such warrants that remain unexercised.

All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 2, 2015

PROSPECTUS

1,012,500 Shares of Common Stock
Issuable Upon the Exercise of Warrants

We are offering up to an aggregate of 1,012,500 shares of common stock, $0.001 par value per share, issuable upon exercise of warrants with a per share exercise price of $6.25. Warrants exercisable for 931,500 shares were issued on April 23, 2013 as part of a public offering of common stock and warrants. Such warrants were exercisable immediately and will expire April 23, 2018. Warrants exercisable for 81,000 shares of Common Stock were issued on April 23, 2013 to the underwriter in the public offering. Such warrants were immediately exercisable and expire on April 23, 2017.

Our common stock and the warrants issued to purchasers in the offering described above are currently listed on The NASDAQ Capital Market under the symbols “MICT” and “MICTW”, respectively. On March 31, 2015, the last reported sale price for our common stock was $2.82 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, or our Annual Report, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2015

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For investors outside the United States:  We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus  or incorporated by reference herein and does not contain all of the information that you should consider in making an investment decision. We urge you to read this entire prospectus carefully, together with the documents incorporated herein by reference, including the “Risk Factors” section  and condensed consolidated financial statements and related notes appearing in our Annual Report, before making an investment decision. Unless the context provides otherwise, all references in this prospectus to ”Micronet Enertec,” “we,” “us,” “our,” the “Company,” the “Registrant” or similar terms, refer to Micronet Enertec Technologies, Inc. and our wholly-owned subsidiaries and Micronet (as defined below). Unless otherwise noted, all references to “dollars” or “$” are to United States dollars and all references to “NIS” are to New Israeli shekels.

OUR COMPANY

We operate primarily through two Israel-based companies, Enertec Systems 2001 Ltd, or Enertec, our wholly-owned subsidiary, and Micronet Ltd, or Micronet, in which we have a controlling interest. Enertec and Micronet develop, manufacture, integrate and globally market rugged computers, tablets and computer-based systems and instruments for the commercial, defense and aerospace markets. Our products, solutions and services are designed to perform in severe environments and battlefield conditions.

Micronet is a publicly-traded company on the Tel Aviv Stock Exchange and operates in the growing commercial mobile resource management, or MRM, market and is a global developer, manufacturer and provider of mobile computing platforms, designed for integration into fleet management and mobile workforce management solutions. In June 2014, Micronet expanded its MRM business and operations in the U.S. market through the acquisition of the U.S.-based vehicle business of Beijer Electronics Inc. located in Utah and as a result adding to its business U.S.-based facilities which include manufacturing and technical support infrastructure, sales and marketing capabilities as well as expanding its U.S. customer base and presence with local fleets and local MRM service providers. As a result of this recent acquisition, Micronet currently operates via its Israeli and U.S. facilities, the first located in Azur, Israel, near Tel Aviv, and the second located in Salt Lake City, Utah.

Enertec operates in the defense and aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems, simulators, automatic test equipment and electronic instruments. Enertec’s solutions and systems are designed according to major aerospace integrators’ specifications and market technological needs.  These solutions are integrated by them into various critical systems such as command and control stations, missile fire control, military aircraft support systems and missile simulators marketed mainly by Israeli defense industries and for use by the Israeli Air Force, Israeli Navy and by foreign defense entities.

Our Corporate Information

Our executive offices in the United States are located at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645. Our telephone number is (201) 225-0190. Our executive offices in Israel are located at 27 Hamezuda Street, Azur 5800171, Israel, P.O. Box 193, 5810101. Our telephone number in Israel is 972 (3) 533-5126.

THE OFFERING

Securities offered by us
Up to 1,012,500 shares of common stock issuable upon exercise of warrants, or the Warrants, including Warrants exercisable for 931,500 shares issued as part of a public offering of common stock and warrants, or the Investor Warrants, and Warrants exercisable for 81,000 shares of Common Stock issued to the underwriter in the public offering, or the Representative’s Warrants.

Common stock to be outstanding after this offering	6,868,746 shares of common stock if all Warrants are exercised in full.

Description of the Investor Warrants	The Investor Warrants have a per share exercise price of $6.25. The Investor Warrants were exercisable immediately upon issuance and will expire on April 23, 2018.

Description of the Representative’s Warrants	The Representative’s Warrants have a per share exercise price of $6.25. The Representative’s Warrants were exercisable immediately upon issuance and will expire on April 23, 2017.

Anti-dilution
The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Use of proceeds
The proceeds in this offering consist solely of the exercise price to be paid by the Warrant holders upon exercise of the Warrants. We intend to use the proceeds from the exercise of the Warrants for working capital and general corporate purposes, which may include expanding our sales and marketing efforts and increasing our product offerings, including through potential acquisitions or purchases of relevant licenses.

NASDAQ Capital Market Common Stock listing symbol	MICT

Risk Factors
Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3 of this prospectus and page 16 of our Annual Report.

Unless otherwise specified, the information in this prospectus, including the number of shares of common stock that will be outstanding after this offering set forth above, is based on 5,856,246 shares of common stock outstanding as of March 30, 2015 and excludes the following:

•	144,000 shares of common stock reserved for issuance under our 2012 Stock Incentive Plan;
•	75,000 shares of common stock reserved for issuance under our 2014 Stock Incentive Plan;
•	606,000 shares of common stock issuable upon exercise of options granted pursuant to our 2012 Stock Incentive Plan at an exercise price of $4.30 per share; and
•	1,012,500 shares of common stock underlying the Warrants at an exercise price of $6.25 per share.

On March 30, 2015, our Board of Directors approved an increase of 250,000 in the number of shares of common stock reserved for issuance under our 2012 Stock Incentive Plan, subject to the approval of our shareholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” in our Annual Report which is incorporated by reference into this prospectus, as well as the other information in this prospectus or incorporated by reference into this prospectus (including our financial statements and the related notes), before deciding whether to invest in our securities. Investment risks can be market-wide as well as unique to a specific industry or company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the risks described in our Annual Report could harm our business, financial condition, results of operations or growth prospects. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

We received gross proceeds from the sale of the common stock and Investor Warrants of $8,109,315. As of March 30, 2015, we have not received any additional proceeds from the exercise of Warrants. In the event of full exercise for cash of all of the Warrants that remain outstanding, we will receive additional gross proceeds of approximately $6,328,125.

The principal reason of this offering is to provide shares of common stock issuable upon exercise of the Warrants. We intend to use the proceeds from the exercise of the Warrants for working capital and general corporate purposes, which may include expanding our sales and marketing efforts and increasing our product offerings, including through potential acquisitions or purchases of relevant licenses. Pending use of the net proceeds, we intend to invest in a combination of short-term bank deposits, interest-bearing, and investment-grade securities.

DIVIDEND POLICY

We did not declare or pay cash dividends in 2014, 2013, 2012 or in 2015 through the date of this prospectus, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We have no dividends policy and will consider distributing dividends on a year by year basis. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

DILUTION

Our net tangible book value as of December 31, 2014 was $14,664,000, or $2.50 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the issuance of 1,012,500 shares of common stock upon exercise of Warrants for cash in this offering, our net tangible book value as of December 31, 2014 would have been $20,992,125, or $3.06 per share. This represents an immediate increase in net tangible book value of $0.55 per share to existing stockholders and an immediate dilution in net tangible book value of $3.19 to holders of the Warrants in this offering.  The following table illustrates this calculation.

Exercise price of the Warrants	$6.25
Net tangible book value per share as of December 31, 2014	$2.50
Increase in net tangible book value per share attributable to this offering	$0.55
As adjusted net tangible book value per share as of December 31, 2014, after giving effect to this offering	$3.06
Dilution in net tangible book value per share to new investors	$3.19

The number of shares of common stock outstanding used for existing stockholders in the table and calculations above is based on 5,856,246 shares of common stock outstanding as of March 30, 2015 and excludes the following:

•	144,000 shares of common stock reserved for issuance under our 2012 Stock Incentive Plan;
•	75,000 shares of common stock reserved for issuance under our 2014 Stock Incentive Plan;
•	606,000 shares of common stock issuable upon exercise of options granted pursuant to our 2012 Stock Incentive Plan at an exercise price of $4.30 per share; and
•	1,012,500 shares of common stock underlying the Warrants at an exercise price of $6.25 per share.

On March 30, 2015, our Board of Directors approved an increase of 250,000 in the number of shares of common stock reserved for issuance under our 2012 Stock Incentive Plan, subject to the approval of our shareholders.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.  On September 30, 2014, our stockholders approved an amendment to our certificate of incorporation that will reduce the number of shares of authorized common stock to 25,000,000.  Our board of directors may establish the rights and preferences of the preferred stock from time to time, none of which is currently outstanding. As of the date of this prospectus, there were 5,856,246 shares of our common stock issued and outstanding and 28 holders of record of our shares of common stock.

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation, as amended, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Investor Warrants

The following summary of certain terms and provisions of the Investor Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Investor Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant agreement, which is an exhibit to the registration statement of which this prospectus forms a part.

Exercisability.  The Investor Warrants are exercisable immediately and at any time up to the date that is five years from the closing of the original offering. The Investor Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the Investor Warrant, the holder does not have the right to exercise any portion of the Investor Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Investor Warrants.

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the Investor Warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the Investor Warrants, the holder may, in its sole discretion, exercise the Investor Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Investor Warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Investor Warrants.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the Investor Warrants is $6.25. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the Investor Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability.  Subject to applicable laws, the Investor Warrants may be transferred at the option of the holders upon surrender of the Investor Warrants to us together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing.  The Investor Warrants were issued in registered form under a warrant agency agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

Fundamental Transaction.  If, at any time while the Investor Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each, a Fundamental Transaction, then upon any subsequent exercise of the Investor Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the Investor Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder.  Except as otherwise provided in the Investor Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Investor Warrant.

Representative’s Warrants

The following summary of certain terms and provisions of the Representative’s Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Representative’s Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of representative’s warrant, which is an exhibit to the registration statement of which this prospectus forms a part.

Exercisability.  The Representative’s Warrants are exercisable immediately and at any time up to the date that is four years from the closing of this offering. The Representative’s Warrants are exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the Representative’s Warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the Representative’s Warrants, the holder may, in its sole discretion, exercise the Representative’s Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Representative’s Warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Representative’s Warrants.

Exercise Price.  The initial exercise price per share of common stock purchasable upon exercise of the Representative’s Warrants is $6.25. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Certain Adjustments.  The exercise price and the number of shares of common stock purchasable upon the exercise of the Representative’s Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability.  Subject to applicable laws, the Representative’s Warrants may be transferred at the option of the holder upon surrender of the Representative’s Warrants to us together with the appropriate instruments of transfer.

Registration Rights. The Representative’s Warrants provide for demand and piggyback registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative’s Warrants other than underwriting commissions incurred and payable by the holder.

Preferred Stock

Our certificate of incorporation, as amended, provides that our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof. The authority of the board of directors with respect to each series of preferred stock includes, but is not limited to, determination of the following:

•	the distinctive designation of such class or series and the number of shares to constitute such class or series;

•
the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

•	the right or obligation, if any, of the Company to redeem shares of the particular class or series of preferred stock and, if redeemable, the price, terms and manner of such redemption;

•
the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of preferred stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

•
the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•
the obligation, if any, of the Company to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

•	voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of preferred stock;

•	limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of preferred stock; and

•
such other preferences, powers, qualifications, special or relative rights and privileges as the board of directors may deem advisable and are not inconsistent with the law and the provisions of our certificate of incorporation, as amended.

Stock Options

As of March 30, 2015, we had options outstanding pursuant to our 2012 Stock Incentive Plan that are exercisable for an aggregate of 606,000 shares of common stock at an exercise price of $4.30 per share.

Other Warrants

As of the date of this prospectus, other than the Warrants, we had no warrants issued and outstanding.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Section 214 of the DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation, as amended, provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting. These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares of common stock for a variety of purposes, including future offerings to raise additional capital or as compensation to third party service providers. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our certificate of incorporation, as amended, and amended and restated bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation, as amended, and amended and restated bylaws, as applicable, among other things:

•
provide our board of directors with the ability to issue up to 5,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of such shares, without stockholder approval;

•	provide our board of directors with the ability, in certain circumstances, to alter our bylaws without stockholder approval;

•	provide our board of directors with the exclusive authority to fix the number of directors constituting the whole board; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants is Transfer Online LLC.

Listing

Our common stock and the Investor Warrants are currently listed on The NASDAQ Capital Market under the symbols “MICT” and “MICTW”, respectively.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the Warrants.  As of March 30, 2015, the Warrants were exercisable for a total of 1,012,500 shares of our common stock.  The shares of common stock will be issued in accordance with the terms of the Investor Warrants and Representative’s Warrants, as applicable. For more information about the Investor Warrants and the Representative’s Warrants, please see the sections above titled “Description of Capital Stock — Investor Warrants” and “Description of Capital Stock — Representative’s Warrants,” respectively.

LEGAL MATTERS

The validity of the common stock offered hereby was passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Micronet as of and for the years ended December 31, 2014 and 2013 and the Audited Carve-out Financial Statements of the Vehicle Business of Beijer Electronics, Inc. as of and for the years ended December 31, 2013 and 2012, incorporated in this prospectus by reference to our Annual Report, have been audited by BDO Ziv Haft, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-1, of which this prospectus forms a part, including exhibits and schedules, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the securities to be sold in this offering, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below:

●     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March  31, 2015;

●     Our Current Report on Form 8-K/A, filed with the SEC on July 18, 2014; and

●     The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 27, 2013, including any amendments and reports filed for the purpose of updating such description.

1,012,500 Shares of Common Stock
Issuable Upon the Exercise of Warrants

PROSPECTUS

        , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$0
Printing expenses	2,000
Legal fees and expenses	7,500
Accounting fees and expenses	2,000
Miscellaneous	500
Total	$12,000

Item 14. Indemnification of Directors and Officers.

Delaware law generally permits the Registrant to indemnify its directors, officers, employees and agents.  A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  To the extent that a former or present director or officer is successful, on the merits or otherwise, in defense of any action, suit, or proceeding subject to the Delaware corporate statute’s indemnification provisions, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.  A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by-laws.

The Registrant’s Amended and Restated Bylaws provide that it shall indemnify its directors and officers to the fullest extent authorized under Delaware law, and that the Registrant will advance expenses to any officer or director in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the following securities were sold by the Registrant without registration under the Securities Act. All certificates representing the securities described herein and currently outstanding have been appropriately legended. The securities described below were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

•
On September 7, 2012, we issued to UTA Capital LLC, or UTA, a secured promissory note in the principal amount of $3.0 million that matured on April 1, 2014. In addition, also on September 7, 2012, in connection with the issuance of such note, we issued to UTA a warrant to purchase up to 300,000 shares of our common stock, which warrant was exercised in full on March 8, 2013.

Item 16. Exhibits and Financial Statements Schedules.

(a)	Exhibits:

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel on the 2nd day of April, 2015.

MICRONET ENERTEC TECHNOLOGIES, INC.

By:	/s/ David Lucatz
Name: David Lucatz
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Lucatz	Chairman, President and Chief Executive Officer	April 2, 2015
David Lucatz	and Director (Principal Executive Officer)

*	Secretary and Chief Financial Officer	April 2, 2015
Tali Dinar	(Principal Financial and Accounting Officer)

*	Director	April 2, 2015
Miki Balin

*	Director	April 2, 2015
Jacob Berman

*	Director	April 2, 2015
Jeffrey P. Bialos

*	Director	April 2, 2015
Chezy Ofir

* By:	/s/ David Lucatz	Attorney-in-fact	April 2, 2015
David Lucatz

Exhibit Index

Number	Description of Exhibits
2.1
Asset Purchase Agreement, dated May 6, 2014 between Micronet Ltd and Beijer Electronics Inc. (Incorporated by reference to Exhibit 2.1 of our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on June 12, 2014)

3.1
Composite Copy of the Certificate of Incorporation of the Registrant, as amended to date (Incorporated by reference to Exhibit 3.1 of our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on June 12, 2014)

3.2
Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.5 of Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013)

4.1
Form of Representative’s Warrant (Incorporated by reference to Exhibit 4.2 of Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on April 22, 2013)

4.2
Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company and Form of Warrant Certificate (Incorporated by reference to Exhibit 4.3 of Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on April 22, 2013)

5.1
Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (Incorporated by reference to Exhibit 5.1 of our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on June 12, 2014)

10.1
Consulting Agreement, dated August 12, 2009, between D.L. Capital Ltd. and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010)

10.2
First Amendment to Consulting Agreement, dated as of October 1, 2011, between D.L. Capital and Enertec Systems 2001 Ltd. (Incorporated by reference to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2012)

10.3
Management and Consulting Services Agreement, dated November 26, 2012, between D.L. Capital Ltd. and the Registrant (Incorporated by reference to Exhibit 10.3 of Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on February 8, 2013)

10.4
Management and Consulting Services Agreement, dated February 8, 2013, between Micronet Ltd. and D.L. Consulting Group (1998) Ltd. (English Translation) (Incorporated by reference to Exhibit 10.4 of Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on February 8, 2013)

10.5
Amended and Restated Note and Warrant Purchase Agreement, dated as of September 7, 2012, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 19, 2012)

10.6
Letter Agreement, dated November 6, 2012, by and between the Registrant and UTA Capital LLC (Incorporated by reference to Exhibit 10.10 of Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on February 8, 2013)

10.7
First Amendment to the Amended and Restated Note and Warrant Purchase Agreement, dated as of January 28, 2013, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2013)

10.8
Secured Promissory Note, dated September 1, 2011, issued to UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)

Number	Description of Exhibits
10.9
Secured Promissory Note, dated September 7, 2012, issued to UTA Capital LLC (Incorporated by reference to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 19, 2012)

10.10
Company Pledge and Security Agreement, dated as of September 1, 2011, by and between the Registrant and UTA Capital LLC (Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2011)

10.11
2012 Stock Incentive Plan, as amended to date (Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 (File No. 333-199752) filed with the Securities and Exchange Commission on October 31, 2014)

10.12	2014 Stock Incentive Plan (Incorporated by reference to Exhibit “C” to our Proxy Statement (File No. 001-35850), filed with the Securities and Exchange Commission on August 26, 2014)
10.13	Form of Stock Option Agreement (Incorporated by reference to Exhibit 10.3 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed with the Securities and Exchange Commission on November 6, 2014)
10.14
Agreement, dated August 31, 2012, by and among Yehezkel Kaplan, Eli Nachum, Yoav Ben-Zvi and D.L. Capital Ltd. (English translation) (Incorporated by reference to Exhibit 10.14 of our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on December 14, 2012)

10.15
Special Personal Employment Agreement, dated November 7, 2012, between Micronet Ltd. and Tali Dinar (English Translation) (Incorporated by reference to Exhibit 10.18 of Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013)

10.16
Personal Employment Agreement, dated October 1, 2011, between Tali Dinar and Enertec Electronics Ltd. (English Translation) (Incorporated by reference to Exhibit 10.19 of Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013)

10.17
Summary of material terms of a December 17, 2012 bank loan to Enertec Electronics Ltd. (Incorporated by reference to Exhibit 10.20 of Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013)

10.18
Shareholder Agreement, dated March 17, 2013, between Enertec Electronics Ltd. and Shlomo Shalev (English Translation) (Incorporated by reference to Exhibit 10.21 of Amendment No. 2 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on March 18, 2013)

10.19
Summary of Loan Undertaking, dated May 29, 2014, by and between Micronet Ltd. and First International Bank of Israel. (Incorporated by reference to Exhibit 10.18 of our Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-185470), filed with the Securities and Exchange Commission on June 12, 2014)

21.1	List of Subsidiaries (Incorporated by reference to our Annual Report on Form 10-K, for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 19, 2014)
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.1)
23.2*	Consent of Ziv Haft, BDO member firm
101
The following materials from the Registrant, formatted in XBRL (Extensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2013 and December 31, 2014, (ii) Consolidated Statements of Income for Years Ended December 31, 2013 and 2014, (iii) Consolidated Statements of Comprehensive Income for Years Ended December 31, 2013 and 2014, (iv) Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements (Incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015)

* Filed herewith.